Exhibit 22

                       OWENS & MINOR, INC. AND SUBSIDIARIES
                           SUBSIDIARIES OF REGISTRANT



   Subsidiary                                       State of Incorporation
   ----------                                       ----------------------
   Owens & Minor West, Inc.                         California
    (formerly known as National Healthcare and Hospital Supply Corporation)

   National Medical Supply Corporation              Delaware

   Koley's Medical Supply, Inc.                     Nebraska

   Harbor Medical, Inc.                             Florida

   Lyons Physician Supply Company                   Ohio

   A. Kuhlman & Co.                                 Michigan